As filed with the Securities and Exchange Commission on December 13, 2007
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Concho Resources Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number) 550 West Texas Avenue, Suite 1300 Midland, Texas 79701 (432) 683-7443	76-0818600 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David W. Copeland
Vice President and General Counsel
550 West Texas Avenue, Suite 1300
Midland, Texas 79701
(432) 683-7443
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
T. Mark Kelly Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	William S. Anderson Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002-2770 (713) 221-1122	Gerald S. Tanenbaum Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3224

Approximate date of commencement of proposed sale to the public:  As soon as practicable on or after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ File No. 333-147655

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Share	Offering Price	Fee(3)
Common Stock, par value $.001	3,616,615	$18.05(2)	$65,279,901	$2,004

(1)	Includes common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.

(2)	Based upon the public offering price.

(3)	The Registrant has previously paid $6,291 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-147655).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with respect to the registration of additional shares of the Common Stock, $.001 par value per share, of Concho Resources Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the earlier effective registration statement on Form S-1 (File No. 333-147655) are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

Concho Resources Inc. hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on December 14, 2007), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by the bank during regular business hours on December 14, 2007.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas, on this 13th day of December, 2007

CONCHO RESOURCES INC.

By:	/s/ David W. Copeland
Name: David W. Copeland

Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Timothy A. Leach		Chairman, Chief Executive Officer and Director (principal executive officer)	December 13, 2007

* Steven L. Beal		President, Chief Operating Officer and Director	December 13, 2007

/s/ Curt F. Kamradt Curt F. Kamradt		Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 13, 2007

* Tucker S. Bridwell		Director	December 13, 2007

* W. Howard Keenan, Jr.		Director	December 13, 2007

* Ray M. Poage		Director	December 13, 2007

* A. Wellford Tabor		Director	December 13, 2007

*By:	/s/ David W. Copeland Attorney-in-fact

Pursuant to a Power of Attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-147655) filed with the Securities and Exchange Commission.

Exhibit index

Number	Exhibit

5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Grant Thornton LLP — Tulsa
23.2	Consent of Grant Thornton LLP — Kansas City
23.3	Consent of Grant Thornton LLP — Dallas
23.4	Consent of Netherland, Sewell & Associates, Inc.
23.5	Consent of Cawley, Gillespie & Associates, Inc.
23.6	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)
24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-147655) filed with the Securities and Exchange Commission and incorporated by reference herein)